As filed with the Securities and Exchange Commission on June 27, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          GIGA INFORMATION GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   06-1422860
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              One Longwater Circle
                          Norwell, Massachusetts 02061
                                 (781) 982-9500
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          GIGA INFORMATION GROUP, INC.
                            1997 DIRECTOR OPTION PLAN

                              (Full Title of Plan)
                                Robert K. Weiler
          Chairman of the Board, Chief Executive Officer and President
                          Giga Information Group, Inc.
                                 139 Main Street
                         Cambridge, Massachusetts 02142
                                 (617) 949-4900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             Gerald S. Backman, P.C.
                           Weil, Gotshal & Manges, LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum   Amount of Registration
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering            Fee
                                                                       Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per share         250,000                 $6.78               $1,695,000              $447.48
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
===================================================================================================================================

NY2:\913651\01\JKZ701!.DOC\47954.0001

                                EXPLANATORY NOTE



         This Registration Statement registers 250,000 additional shares of common stock of Giga Information Group, Inc. (the "Company"), par value $0.001 per share, for issuance pursuant to the Company's 1997 Director Option Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1997 Director Option Plan, as filed with the Securities and Exchange commission on September 28, 1998, Registration No. 333-64413, are hereby incorporated by reference.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on this 27th day of June, 2000.

                                 GIGA INFORMATION GROUP, INC.

                                 By:  /s/ Robert K. Weiler
                                    ---------------------------------------
                                    Name: Robert K. Weiler
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert K. Weiler and Daniel M. Clarke acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                                    Date
---------                                     -----                                    ----
/s/ Robert K. Weiler              Chairman of the Board of Directors,              June 27, 2000
-------------------               President and
Robert K. Weiler                  Chief Executive Officer
                                  (Principal Executive Officer)

/s/ Daniel M. Clarke              Senior Vice President,                           June 27, 2000
--------------------              Chief Financial Officer,
Daniel M. Clarke                  Treasurer and Secretary
                                  (Principal Financial and
                                  Accounting Officer)



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


Signature                                           Title                                Date
---------                                           -----                                ----

/s/ A.G.W. Biddle, III                             Director                         June 27, 2000
----------------------
A.G.W. Biddle, III

/s/ Neill H. Brownstein                            Director                         June 27, 2000
-----------------------
Neill H. Brownstein

/s/ Richard L. Crandall                            Director                         June 27, 2000
-----------------------
Richard L. Crandall

/s/Gideon I. Gartner                               Director                         June 27, 2000
--------------------
Gideon L. Gartner

/s/ David L. Gilmour                               Director                         June 27, 2000
--------------------
David L. Gilmour

/s/ Bernard Goldstein                              Director                         June 27, 2000
---------------------
Bernard Goldstein


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

                                  EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
-----------                       -----------                         --------

4(a)  -  Amended and Restated Certificate of Incorporation filed with the
         Secretary of State of the State of Delaware on August 4, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4(b) - Amended & Restated By-Laws adopted on July 9, 1998 and effective as of August 4, 1998 (incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 333-52899), dated as of July 7, 1998).

4(c) - Giga Information Group, Inc. 1997 Director Option Plan (incorporated by reference to Exhibit 10.22 of the Company's Registration Statement on Form S-1 (No. 333-52899), dated as of May 15, 1998).

4(d)  -  Amendment No. 1 to Giga Information Group, Inc. 1997 Director Option
         Plan.

5     -  Opinion of Weil, Gotshal & Manges LLP.

23(a) -  Consent of PricewaterhouseCoopers LLP.

23(b) -  Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24    -  Power of Attorney (included as part of the signature page to this
         Registration Statement and incorporated herein by reference).


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